IntelGenx to Report Third Quarter 2015 Financial Results on November 3, 2015

Saint Laurent, Quebec – October 29, 2015 - IntelGenx Technologies Corp. (TSXV: IGX) (OTCQX: IGXT) ("IntelGenx"), a leading drug delivery company focused on the development of innovative products based on its proprietary oral drug delivery technologies, today announced that it will release its third quarter 2015 results for the period ended September 30, 2015, on November 3, 2015 at the close of the financial markets.

An accompanying conference call will take place the following day and will be hosted by Dr. Horst G. Zerbe, President and Chief Executive Officer and Mr. Andre Godin, Executive Vice-President and Chief Financial Officer, to discuss the results and provide a business update. Details of the conference call and webcast are below:

Date: Wednesday, November 4, 2015

Time: 9:00 a.m. EST

Conference dial-in: 1-866-393-4306

Conference ID: 66937976

International dial-in: (734) 385-2616

Webcast Registration: Click Here

Following the live call, a replay will be available on the Company's website, www.intelgenx.com, under "Investor Relations".

About IntelGenx:

IntelGenx is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. IntelGenx uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. IntelGenx' development pipeline includes products for the treatment of indications such as severe depression, hypertension, erectile dysfunction, migraine, insomnia, CNS indications, idiopathic pulmonary fibrosis, oncology and pain, as well as animal health products. More information is available about the company at www.intelgenx.com.

Each of the TSX Venture Exchange and OTCQX has neither approved nor disapproved the contents of this press release.

CONTACT:
Edward Miller, Director, Investor Relations
IntelGenx Corp.
T: +1 514-331-7440 (ext. 217)
edward@intelgenx.com